Exhibit 99.1

Upstart Announces Results for Second Quarter 2025

SAN MATEO, Calif. – August 5, 2025 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for the quarter ended June 30, 2025. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“A year ago, you saw the first signs that Upstart was returning to growth mode - and today you can see it in full bloom,” said Dave Girouard, Co-founder and CEO of Upstart. “In addition to achieving triple-digit revenue growth, we reached GAAP profitability a quarter sooner than expected and our newer businesses actually accelerated off their amazing growth in the first quarter.”

Second Quarter 2025 Highlights
•Transaction Volume: 372,599 loans originated, up 159% year-over-year (“YoY”) reflecting a 23.9% Conversion Rate, up from 15.2% in Q2 2024. Total originations exceeded $2.8 billion, up 154% YoY.
•Total Revenue: $257 million, up 102% YoY. Revenue from fees was $241 million, up 84% YoY.
•GAAP Income (Loss) from Operations: $4.5 million, an improvement from ($55.5) million in Q2 2024.
•GAAP Net Income (Loss): $5.6 million, an improvement from ($54.5) million in Q2 2024.
•Contribution Profit: $141 million, up 85% YoY. Contribution Margin was 58%, flat with Q2 2024.
•Adjusted EBITDA: $53.1 million, an improvement from ($9.3) million in Q2 2024. Adjusted EBITDA Margin was 21%, an improvement from (7%) in Q2 2024.

Financial Outlook
For the third quarter of 2025, Upstart expects:
•Total Revenue of approximately $280 million
◦Revenue From Fees of approximately $275 million
◦Net Interest Income of approximately $5 million
•Contribution Margin of approximately 58%
•GAAP Net Income of approximately $9 million
•Adjusted Net Income of approximately $44 million
•Adjusted EBITDA of approximately $56 million
•Basic Weighted-Average Share Count of approximately 97 million shares
•Diluted Weighted-Average Share Count of approximately 105 million shares
For full-year 2025, Upstart expects:
•Total Revenue of approximately $1.055 billion
◦Revenue From Fees of approximately $990 million
◦Net Interest Income of approximately $65 million
•GAAP Net Income of approximately $35 million
•Adjusted EBITDA Margin of approximately 20%

Conference Call and Webcast Information
•Live Conference Call and Webcast at 1:30 p.m. PT on August 5, 2025. To access the call in the United States and Canada: +1 888-394-8218, conference code 3483881. To access the call outside of the United States and Canada: +1 313-209-4906, conference code 3483881. A webcast is available at ir.upstart.com.

•Event Replay. A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to more than 100 banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates while delivering the exceptional digital-first experience customers demand. More than 90% of loans are fully automated, with no human intervention by Upstart. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, home equity lines of credit, and small-dollar “relief” loans. Upstart is based in San Mateo, California.

Investors
Sonya Banerjee
ir@upstart.com

Press
Chantal Rapport
press@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding our outlook for the third quarter of 2025 and the full-year of 2025. These statements may include words such as “anticipate”, “becoming”, “believe”, “can have”, “continue”, “could”, “estimate”, “expect”, “intend”, “likely”, “look forward”, “may”, “ongoing,” “plan”, “potential”, “predict”, “project”, “should”, “target”, “will”, “would,” or the negative of these terms or other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events that do not relate strictly to historical or current facts. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), Adjusted EBITDA, basic weighted-average share count, and diluted weighted-average share count. Forward-looking statements are based on information available at the time those statements are made or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in, or suggested by, the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting our investor relations website at ir.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related changes in interest rates and monetary policy; our ability to access sufficient loan funding, including through securitizations, committed capital and other co-investment arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts, including reflecting the impact of macroeconomic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry. Moreover, we operate in very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Additional information will be available in other future reports that we file with the SEC from time to time, which could cause actual results to vary from expectations.

Key Operating Metrics and Non-GAAP Financial Measures
We define Transaction Volume, Dollars as the total principal of loan originations (or committed amounts for HELOCs) facilitated on our marketplace during the periods presented. We define Transaction Volume, Number of Loans as the number of loan originations (or commitments issued for HELOCs) facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a marketplace.

We define Conversion Rate as the Transaction Volume, Number of Loans in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

We define Percentage of Loans Fully Automated as the total number of loans in a given period originated end-to-end (from initial rate request to final funding for personal loans and small dollar loans and from initial rate request to signing of the loan agreement for auto loans) with no human involvement required by the Company divided by the Transaction Volume, Number of Loans in the same period.

To derive Contribution Profit, we subtract the sum of borrower acquisition costs as well as borrower verification and servicing costs from revenue from fees, net. To calculate Contribution Margin we divide Contribution Profit by revenue from fees, net.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense and certain payroll tax expenses, depreciation and amortization, expense on convertible notes, provision for income taxes, gain on debt extinguishment and reorganization expenses. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. Adjusted EBITDA and Adjusted EBITDA Margin includes interest expense from corporate debt and warehouse credit facilities which is incurred in the course of earning corresponding interest income.

We define Adjusted Net Income (Loss) as net income (loss) exclusive of stock-based compensation expense and certain payroll tax expenses as well as certain items that are not related to core business and ongoing operations, such as gain on debt extinguishment and reorganization expenses. Adjusted Net Income (Loss) Per Share is calculated by dividing Adjusted Net Income (Loss) Per Share by the weighted-average common shares outstanding.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below. Upstart has not reconciled the forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	December 31,	June 30,
	2024	2025
Assets
Cash and cash equivalents	$788,422	$395,940
Restricted cash	187,841	305,520
Loans (at fair value)(1)	806,304	1,019,504
Property, equipment, and software, net	39,013	43,942
Operating lease right of use assets	43,455	37,620
Beneficial interest assets (at fair value)	176,848	266,761
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes $107,627 and $195,100 at fair value as of December 31, 2024 and June 30, 2025, respectively)	216,763	300,269
Total assets	$2,366,958	$2,477,868
Liabilities and Stockholders’ Equity
Liabilities:
Payable to investors	$60,173	$91,669
Borrowings	1,402,168	1,428,479
Payable to securitization note holders (at fair value)	87,321	65,152
Accrued expenses and other liabilities (includes $15,883 and $17,240 at fair value as of December 31, 2024 and June 30, 2025, respectively)	133,800	126,725
Operating lease liabilities	50,278	43,833
Total liabilities	1,733,740	1,755,858
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 93,469,721 and 96,091,343, shares issued and outstanding as of December 31, 2024 and June 30, 2025, respectively	9	10
Additional paid-in capital	1,044,366	1,129,997
Accumulated deficit	(411,157)	(407,997)
Total stockholders’ equity	633,218	722,010
Total liabilities and stockholders’ equity	$2,366,958	$2,477,868
__________

(1)Includes $102.9 million and $75.9 million of loans, at fair value, contributed as collateral for the consolidated securitization as of December 31, 2024 and June 30, 2025, respectively.

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Revenue:
Revenue from fees, net(1)	$130,532	$240,777	$268,600	$426,252
Interest income, interest expense, and fair value adjustments, net:
Interest income(2)	52,883	45,623	104,054	86,191
Interest expense(2)	(11,470)	(7,772)	(22,184)	(14,792)
Fair value and other adjustments(2)(3)	(44,315)	(21,337)	(95,046)	(26,989)
Total interest income, interest expense, and fair value adjustments, net	(2,902)	16,514	(13,176)	44,410
Total revenue	127,630	257,291	255,424	470,662
Operating expenses:
Sales and marketing	32,958	73,105	68,108	132,075
Customer operations	38,684	46,246	78,092	86,747
Engineering and product development	58,453	68,825	121,544	126,663
General, administrative, and other	53,021	64,573	110,634	125,131
Total operating expenses	183,116	252,749	378,378	470,616
Income (loss) from operations	(55,486)	4,542	(122,954)	46
Other income, net	1,031	1,114	3,915	3,192
Net income (loss) before income taxes	(54,455)	5,656	(119,039)	3,238
Provision for income taxes	15	49	29	78
Net income (loss)	$(54,470)	$5,607	$(119,068)	$3,160

Net income (loss) per share, basic	$(0.62)	$0.06	$(1.36)	$0.03
Net income (loss) per share, diluted	$(0.62)	$0.05	$(1.36)	$0.03
Weighted-average number of shares outstanding used in computing net income (loss) per share, basic	88,435,893	95,526,364	87,733,294	94,903,909
Weighted-average number of shares outstanding used in computing net income (loss) per share, diluted	88,435,893	102,852,284	87,733,294	103,177,583
__________

(1)The following table presents revenue from fees disaggregated by type of service for the periods presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Revenue from fees, net:
Platform and referral fees, net	$98,595	$202,845	$202,454	$353,820
Servicing and other fees, net	31,937	37,932	66,146	72,432
Total revenue from fees, net	$130,532	$240,777	$268,600	$426,252

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)
(Unaudited)
(2)The following table presents interest income, interest expense and unrealized loss on loans, loan charge-offs, and other fair value adjustments, net related to the consolidated securitization as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Interest income, interest expense, and fair value adjustments, net related to consolidated securitization:
Interest income	$7,714	$4,465	$16,338	$9,577
Interest expense	(2,514)	(1,668)	(5,274)	(3,517)
Unrealized loss on loans, loan charge-offs, and other fair value adjustments, net	(9,266)	(3,238)	(19,917)	(7,018)
Total interest income, interest expense, and fair value adjustments, net	$(4,066)	$(441)	$(8,853)	$(958)

(3)The following table presents components of fair value adjustments, net for the periods presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Fair value and other adjustments, net:
Unrealized loss on loans, loan charge-offs, and other fair value adjustments, net	$(31,949)	$(18,878)	$(61,542)	$(40,204)
Realized gain (loss) on sale of loans, net	(4,511)	3,829	(11,615)	1,838
Fair value adjustments and realized gains (losses) on beneficial interests, net	(7,855)	(6,288)	(21,889)	11,377
Total fair value and other adjustments, net	$(44,315)	$(21,337)	$(95,046)	$(26,989)

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2025
Cash flows from operating activities
Net income (loss)	$(119,068)	$3,160
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in fair value of loans	103,778	(21,064)
Change in fair value of servicing assets	8,201	8,640
Change in fair value of servicing liabilities	(817)	(623)
Change in fair value of beneficial interest assets	(1,067)	(23,484)
Change in fair value of beneficial interest liabilities	9,344	12,107
Change in fair value of other financial instruments	(4,316)	(2,384)
Stock-based compensation	69,986	65,342
Gain on loan servicing rights, net	(5,897)	(12,451)
Depreciation and amortization	10,460	12,243
Loan premium amortization	(6,084)	(19,176)
Non-cash interest expense and other	1,541	3,003
Net changes in operating assets and liabilities:
Purchases of loans held-for-sale	(1,570,013)	(3,969,799)
Proceeds from sale of loans held-for-sale	1,491,994	3,723,733
Principal payments received for loans held-for-sale	115,335	83,138
Principal payments received for loans held by consolidated securitization	24,714	19,933
Settlements of beneficial interest liabilities	(2,367)	(11,664)
Proceeds from beneficial interest assets (derivatives)	—	806
Settlements of beneficial interest assets (derivatives)	—	(1,023)
Other assets	5,722	4,064
Operating lease liability and right-of-use asset	(400)	(610)
Accrued expenses and other liabilities	(13,129)	(7,539)
Net cash provided by (used in) operating activities	117,917	(133,648)

Cash flows from investing activities
Purchases and originations of loans held-for-investment	$(110,941)	$(377,940)
Proceeds from sale of loans held-for-investment	—	20,247
Principal payments received for loans held-for-investment	60,207	129,941
Principal payments received for notes receivable and repayments of residual certificates	2,681	6,521
Acquisition of beneficial interest assets	(63,246)	(305)
Proceeds from beneficial interest assets (hybrid instruments)	1,729	44,929
Settlements of beneficial interest assets (hybrid instruments)	—	(1,271)
Purchases of property and equipment	(721)	(115)
Capitalized software costs	(3,356)	(10,410)
Net cash used in investing activities	(113,647)	(188,403)

Cash flows from financing activities
Proceeds from borrowings	$247,510	$176,356

UPSTART HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2025
Payment of debt issuance costs to third party	—	(443)
Repayments of borrowings	(154,999)	(152,691)
Principal payments made on securitization notes	(28,446)	(22,021)
Payable to investors	17,714	31,496
Proceeds from issuance of common stock under employee stock purchase plan	4,565	4,692
Proceeds from exercise of stock options	2,219	9,866
Taxes paid related to net share settlement of equity awards	(2)	(7)
Net cash provided by financing activities	88,561	47,248
Change in cash, cash equivalents and restricted cash	92,831	(274,803)
Cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of period	467,787	976,263
Cash, cash equivalents and restricted cash at end of period	$560,618	$701,460

UPSTART HOLDINGS, INC.
KEY OPERATING AND NON-GAAP FINANCIAL METRICS
(In Thousands, Except Per Share Data and Ratios, or as Noted)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Transaction Volume, Dollars	$1,109,732	$2,820,398	$2,240,530	$4,954,006
Transaction Volume, Number of Loans(1)	143,900	372,599	263,280	613,305
Conversion Rate	15.2%	23.9%	14.6%	21.7%
Percentage of Loans Fully Automated	91%	92%	90%	92%

Contribution Profit	$76,117	$140,543	$157,259	$242,915
Contribution Margin	58%	58%	59%	57%
Adjusted EBITDA	$(9,256)	$53,053	$(29,595)	$95,630
Adjusted EBITDA Margin	(7)%	21%	(12)%	20%
Adjusted Net Income (Loss)	$(15,282)	$42,248	$(42,447)	$73,437
Adjusted Net Income (Loss) Per Share:
Basic	$(0.17)	$0.44	$(0.48)	$0.77
Diluted	$(0.17)	$0.40	$(0.48)	$0.70
__________

(1)Transaction Volume, Number of Loans is shown in ones for the periods presented.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Revenue from fees, net	$130,532	$240,777	$268,600	$426,252
Income (loss) from operations	(55,486)	4,542	(122,954)	46
Operating Margin	(43)%	2%	(46)%	0%
Sales and marketing, net of borrower acquisition costs(1)	$9,741	$12,170	$20,072	$22,578
Customer operations, net of borrower verification and servicing costs(2)	7,486	6,947	14,787	12,907
Engineering and product development	58,453	68,825	121,544	126,663
General, administrative, and other	53,021	64,573	110,634	125,131
Interest income, interest expense, and fair value adjustments, net	2,902	(16,514)	13,176	(44,410)
Contribution Profit	$76,117	$140,543	$157,259	$242,915
Contribution Margin	58%	58%	59%	57%
__________

(1)Borrower acquisition costs were $23.2 million and $60.9 million for the three months ended June 30, 2024 and 2025, respectively, and were $48.0 million and $109.5 million for the six months ended June 30, 2024 and 2025, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(2)Borrower verification and servicing costs were $31.2 million and $39.3 million for the three months ended June 30, 2024 and 2025, respectively, and were $63.3 million and $73.8 million for the six months ended June 30, 2024 and 2025, respectively. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Total revenue	$127,630	$257,291	$255,424	$470,662
Net income (loss)	(54,470)	5,607	(119,068)	3,160
Net Income (Loss) Margin	(43)%	2%	(47)%	1%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$35,410	$36,641	$72,843	$70,277
Depreciation and amortization	4,828	5,843	10,460	12,243
Reorganization expenses	3,778	—	3,778	—
Expense on convertible notes	1,183	4,913	2,363	9,872
Provision for income taxes	15	49	29	78
Adjusted EBITDA	$(9,256)	$53,053	$(29,595)	$95,630
Adjusted EBITDA Margin	(7)%	21%	(12)%	20%
__________

(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Net income (loss)	$(54,470)	$5,607	$(119,068)	$3,160
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	35,410	36,641	72,843	70,277
Reorganization expenses	3,778	—	3,778	—
Adjusted Net Income (Loss)	$(15,282)	$42,248	$(42,447)	$73,437

Add: interest on convertible notes	—	4,377	—	8,797
Adjusted Net Income (Loss) - diluted	$(15,282)	$46,625	$(42,447)	$82,234

Net income (loss) per share:
Basic	$(0.62)	$0.06	$(1.36)	$0.03
Diluted	$(0.62)	$0.05	$(1.36)	$0.03
Adjusted Net Income (Loss) Per Share:
Basic	$(0.17)	$0.44	$(0.48)	$0.77
Diluted	$(0.17)	$0.40	$(0.48)	$0.70
__________

(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

The net income (loss) per share and Adjusted Net Income (Loss) Per Share in the table above are calculated using the following weighted-average common shares outstanding:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2025	2024	2025
Weighted-average common shares outstanding - net income (loss) per share and Adjusted Net Income (Loss) Per Share
Basic	88,435,893	95,526,364	87,733,294	94,903,909

Diluted weighted-average common shares outstanding - net income (loss) per share	88,435,893	102,852,284	87,733,294	103,177,583
Adjusted Net Income (Loss) weighted-average effect of dilutive securities(1)	—	14,880,726	—	14,880,726
Diluted weighted-average common shares outstanding - Adjusted Net Income (Loss) Per Share	88,435,893	117,733,010	87,733,294	118,058,309
__________

(1)The effect of dilutive securities is due to 2029 and 2030 convertible notes.